EXHIBIT 99.1

Press Release	FOR IMMEDIATE RELEASE
	Contact:	Robert W. White,
Chairman, President &
Chief Executive Officer
or
Jack J. Sandoski,
SVP & Chief Financial Officer
	Telephone:	215-886-8280

ABINGTON BANCORP, INC.
TO CLOSE STOCK OFFERING

Jenkintown, Pennsylvania - (June 26, 2007) Robert W. White, Chairman, President and Chief Executive Officer of Abington Bank, headquartered in Jenkintown, Pennsylvania (the “Bank”), announced today that the Bank’s depositors and shareholders of Abington Community Bancorp, Inc. approved the Plan of Conversion at their respective Special Meetings today. In addition, the Bank and Abington Mutual Holding Company have received regulatory approval of the valuation update and expect to complete the “second-step” conversion of Abington Bank after the close of business on June 27, 2007. As a result, Abington Bancorp, Inc. will become the new stock-form holding company for Abington Bank. The Bank’s mutual holding company, Abington Mutual Holding Company, and mid-tier holding company, Abington Community Bancorp, Inc., will no longer exist as a result of the conversion and reorganization. Abington Bancorp, Inc. will issue an aggregate of 13,965,600 new shares in its subscription, community and syndicated community offerings. In addition, Abington Bancorp, Inc. will issue 10,495,446 shares of its stock in exchange for the previously outstanding shares of Abington Community Bancorp, Inc. Each share of the former mid-tier company’s common stock will be converted into exactly 1.6 shares of the new Abington Bancorp, Inc. The shares of Abington Bancorp, Inc. being issued in the offerings and in exchange have the CUSIP number 00350L 10 9.

Shares of Abington Bancorp, Inc. are expected to trade on Thursday, June 28, 2007, on the Nasdaq Global Select Market. For the initial 20 trading days they will trade under the symbol “ABBCD” and thereafter, the symbol will be “ABBC”. The offering was managed by Keefe, Bruyette, & Woods, Inc. Elias, Matz Tiernan & Herrick L.L.P. acted as special counsel to Abington Bancorp, Inc. and Abington Bank.

The Board of Directors, officers and employees of Abington Bank and Abington Bancorp, Inc. express their gratitude for the support for the offering by their customers and shareholders, pledge their best efforts toward the opportunities ahead, and look forward to serving the needs of their customers and new stockholders.

The Bank is a Pennsylvania-chartered stock savings bank headquartered in Jenkintown, Pennsylvania and conducts business through 17 banking offices in Montgomery, Bucks and Delaware Counties, Pennsylvania.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Abington Community Bancorp’s reports filed from time-to-time with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2006, and Abington Bancorp’s prospectus, dated May 14, 2007, describe some of these factors, including market rates of interest, competition, risk elements in the loan portfolio, general economic conditions, the level of the allowance for losses on loans, loan concentration, costs of our branch expansion strategy, dependence on our management team and regulation of our business. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

This release is neither an offer to sell nor a solicitation of an offer to buy Common Stock, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws or laws of any such state or jurisdiction. The offer is made only by the prospectus. The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the federal deposit insurance corporation or any other government agency.

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